Exhibit 99.1

Duluth Holdings Inc. Announces  Third Quarter 2022 Financial Results

Net Sales of $147.1 million increase 1.3% compared to Q3 2021

Strong financial condition with $200 million of liquidity

Updates Fiscal 2022 outlook

MOUNT HOREB, WI – December  1, 2022 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal third quarter ended October 30, 2022.

Highlights for the Third Quarter Ended October 30, 2022

•	Net sales increase 1.3% to $147.1 million compared to $145.3 million in the prior year third quarter
•	AKHG sub-brand registers 44% year-over-year growth led by Women’s
•	Total company Women’s sales increase 10%
•	Inventories well managed; strategically positioned in core year-round goods; down 4% compared to Q3 2020
•	Adjusted EBITDA[1] of $1.7 million

1See Reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “The customer response to our updated brand positioning has been strong and led to a Q3 increase in net sales of 1.3%.  That said, we are seeing the impacts of the inflationary environment on our core consumers which we believe will continue through Q4 and into next year.  In Q3 we took appropriate actions aligned with the shift in consumer behavior resulting in contraction in our selling gross margins. Reflecting a softer consumer backdrop, we are updating our full year guidance.  Importantly, our brand continues to strongly resonate with consumers and our inventories, below levels from two years ago, are in a healthy position to support peak holiday shopping.”

Sato concluded, “During the third quarter, we continued the introduction of our AKHG outdoor recreational assortment for Women with great success in new Fall and Winter seasonal items.  Our Women’s business overall increased 10% and represented 32% of total third quarter company sales. We are excited to have reconfigured 20 stores with an expansion of our Women’s footprint and the investments we’ve made in product innovation and great brand marketing to build our Women’s collections are paying off by cementing Duluth Trading Co. as a balanced, co-gender lifestyle brand that leverages our customer shopper profile where female shoppers make up 50% of the purchases. We remain committed to the strategic pillars of our Big Dam Blueprint leading with a digital-first mindset, while we future proof our business through key infrastructure investments.  We are in a strong financial position and our Duluth brand and sub-brands continue to broadly resonate with consumers.”

Operating Results for the Third Quarter Ended October 30, 2022

Net sales increased 1.3% to $147.1 million, compared to $145.3 million in the same period a year ago. Direct-to-consumer net sales increased by 6.8% to $91.0 million due to growth in website visits, coupled with increased promotional activity during the current quarter. Retail store net sales decreased by 6.6% to $56.1 million due to continued slower store traffic, which was partially offset by continued strong conversion rates.

Gross profit decreased to $76.9 million, or 52.3% of net sales, compared to $83.7 million, or 57.6% of net sales, in the corresponding prior year period. The decrease in gross profit margin was primarily driven by increased promotional activity during the current period.

Selling, general and administrative expenses increased 7.0% to $84.3 million, compared to $78.8 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 57.3%, compared to 54.2% in the corresponding prior year period.

The increase in selling, general and administrative expense was primarily due to increased digital advertising to drive brand awareness and store traffic, as well as increased depreciation from continued capital investments.

The effective tax rate related to controlling interest was 25% in both the current and prior year periods.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $9.4 million, an inventory balance of $204.7 million, net working capital of $98.7 million,  and $10.0 million outstanding on the Duluth Trading revolving line of credit.

Updated Fiscal 2022 Outlook

The Company’s updated fiscal 2022 outlook is as follows:

•	Net sales in the range of $650 million to $680 million
•	Adjusted EBITDA in the range of $42 million to $49 million[1]
•	EPS in the range of $0.05 to $0.20 per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $35 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  December  1, 2022 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 8, 2022: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 2048229
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/2048229 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended October 30, 2022, versus the three and nine months ended October 31, 2021.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Updated Fiscal 2022 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation on our results of operations; the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	October 30, 2022	January 30, 2022	October 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$9,407	$77,051	$19,753
Receivables	6,466	5,455	5,133
Income tax receivable	1,452	—	605
Inventory, net	204,717	122,672	165,078
Prepaid expenses & other current assets	17,964	17,333	14,787
Prepaid catalog costs	11	10	635
Total current assets	240,017	222,521	205,991
Property and equipment, net	112,800	110,078	114,579
Operating lease right-of-use assets	135,164	120,911	124,164
Finance lease right-of-use assets, net	47,938	50,133	50,866
Available-for-sale security	5,285	6,554	6,598
Other assets, net	6,446	5,353	5,382
Total assets	$547,650	$515,550	$507,580
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$77,842	$45,402	$59,157
Accrued expenses and other current liabilities	34,795	47,504	41,832
Income taxes payable	—	6,814	—
Current portion of operating lease liabilities	15,095	12,882	12,362
Current portion of finance lease liabilities	2,802	2,701	2,679
Duluth line of credit	10,000	—	—
Current maturities of TRI long-term debt[1]	749	693	675
Total current liabilities	141,283	115,996	116,705
Operating lease liabilities, less current maturities	120,908	107,094	110,370
Finance lease liabilities, less current maturities	38,151	40,267	40,954
TRI long-term debt, less current maturities[1]	26,099	26,608	26,773
Deferred tax liabilities	2,572	2,867	8,092
Total liabilities	329,013	292,832	302,894
Commitments and contingencies
Shareholders' equity:
Treasury stock	(1,459)	(1,002)	(998)
Capital stock	97,977	95,515	94,815
Retained earnings	125,725	130,868	113,509
Accumulated other comprehensive income, net	(372)	489	494
Total shareholders' equity of Duluth Holdings Inc.	221,871	225,870	207,820
Noncontrolling interest	(3,234)	(3,152)	(3,134)
Total shareholders' equity	218,637	222,718	204,686
Total liabilities and shareholders' equity	$547,650	$515,550	$507,580

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	October 30, 2022	October 31, 2021	October 30, 2022	October 31, 2021
Net sales	$147,126	$145,277	$411,541	$427,823
Cost of goods sold (excluding depreciation and amortization)	70,205	61,627	191,949	196,204
Gross profit	76,921	83,650	219,592	231,619
Selling, general and administrative expenses	84,311	78,792	224,044	211,779
Operating (loss) income	(7,390)	4,858	(4,452)	19,840
Interest expense	968	900	2,723	3,390
Other income (loss), net	56	(265)	180	(193)
(Loss) income before income taxes	(8,302)	3,693	(6,995)	16,257
Income tax (benefit) expense	(2,059)	930	(1,770)	4,048
Net (loss) income	(6,243)	2,763	(5,225)	12,209
Less: Net loss attributable to noncontrolling interest	(26)	(43)	(82)	(134)
Net (loss) income attributable to controlling interest	$(6,217)	$2,806	$(5,143)	$12,343
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,792	32,649	32,759	32,605
Net (loss) income per share attributable to controlling interest	$(0.19)	$0.09	$(0.16)	$0.38
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,792	32,761	32,759	32,825
Net (loss) income per share attributable to controlling interest	$(0.19)	$0.09	$(0.16)	$0.38

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	October 30, 2022	October 31, 2021
Cash flows from operating activities:
Net (loss) income	$(5,225)	$12,209
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	22,946	21,822
Stock based compensation	2,000	1,612
Deferred income taxes	(8)	(257)
Loss on disposal of property and equipment	40	404
Changes in operating assets and liabilities:
Receivables	(1,011)	(2,863)
Income taxes receivable	(1,452)	(605)
Inventory	(82,045)	(16,026)
Prepaid expense & other current assets	(1,107)	(1,571)
Software hosting implementation costs, net	(318)	(2,939)
Deferred catalog costs	(1)	379
Trade accounts payable	34,719	24,944
Income taxes payable	(6,814)	(7,579)
Accrued expenses and deferred rent obligations	(13,377)	4,117
Other assets	(436)	(918)
Noncash lease impacts	1,081	29
Net cash (used in) provided by operating activities	(51,008)	32,758
Cash flows from investing activities:
Purchases of property and equipment	(24,245)	(9,108)
Principal receipts from available-for-sale security	120	108
Proceeds from disposals	8	55
Net cash used in investing activities	(24,117)	(8,945)
Cash flows from financing activities:
Proceeds from line of credit	10,000	5,000
Payments on line of credit	—	(5,000)
Payments on delayed draw term loan	—	(48,250)
Payments on TRI long term debt	(509)	(457)
Payments on finance lease obligations	(2,015)	(1,894)
Payments of tax withholding on vested restricted shares	(457)	(370)
Other	462	327
Net cash provided by (used in) financing activities	7,481	(50,644)
Decrease in cash and cash equivalents	(67,644)	(26,831)
Cash and cash equivalents at beginning of period	77,051	47,221
Cash and cash equivalents at end of period	$9,407	$20,390
Supplemental disclosure of cash flow information:
Interest paid	$2,723	$3,328
Income taxes paid	$6,626	$12,585
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,540	$2,518

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter and Nine Months Ended October 30, 2022 and October 31, 2021

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 30, 2022	October 31, 2021	October 30, 2022	October 31, 2021
(in thousands)
Net (loss) income	$(6,243)	$2,763	$(5,225)	$12,209
Depreciation and amortization	7,572	7,306	22,946	21,822
Amortization of internal-use software hosting
subscription implementation costs	783	478	2,203	1,252
Interest expense	968	900	2,723	3,390
Income tax (benefit) expense	(2,059)	930	(1,770)	4,048
EBITDA	$1,021	$12,377	$20,877	$42,721
Stock based compensation	726	605	2,000	1,612
Adjusted EBITDA	$1,747	$12,982	$22,877	$44,333

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 29, 2023

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$1,500	$6,700
Depreciation and amortization	30,000	30,200
Amortization of internal-use software hosting subscription implementation costs	3,100	3,100
Interest expense	3,900	3,800
Income tax expense	500	2,200
EBITDA	$39,000	$46,000
Stock based compensation	3,000	3,000
Adjusted EBITDA	$42,000	$49,000